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                                                                      EXHIBIT 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-82932, Form S-8 No. 333-53669, Form S-8 No. 333-93907, Form
S-3 No. 333-86872, and Form S-3 No. 333-109157) of The Town and Country Trust and in the related prospectuses our report dated January 24, 2003 (except for Note 15, as to which the date is November 5, 2003) with respect to the consolidated financial statements and schedule of The Town and Country Trust included in the Current Report on Form 8-K.

                              /s/ ERNST & YOUNG LLP

Baltimore, Maryland
January 21, 2004


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